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                                 Exhibit 23 (i)

             Consent and Opinion of Counsel as to Legality of Shares

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                                      C-6
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                                 Law Offices of
                      Paul, Hastings, Janofsky & Walker LLP
       A Limited Liability Partnership Including Professional Corporations
                                55 Second Street
                      San Francisco, California 94105-3441
                            Telephone (415) 856-7000
                            Facsimile (415) 856-7100
                          Internet www.paulhastings.com

                                  June 28, 2002


Montgomery Asset Management, LLC
101 California Street
San Francisco, California 94111

            Re:   The Montgomery Funds II (the "Registrant")

Ladies and Gentlemen:

            We hereby consent to the continued use in the Registrant's Registration Statement, until its withdrawal, of our opinion given on October 26, 1998 (the "Prior Opinion") respecting the legality of the shares of beneficial interest for the Montgomery Global-Long Short Fund and the Montgomery Emerging Markets Focus Fund

            The Prior Opinion was filed as an exhibit to Post-Effective Amendment No. 37 filed with the Commission on October 29, 1998.

                                    Very truly yours,


                              Paul, Hastings, Janofsky & Walker LLP